                                                                   EXHIBIT 10.10



                              PRODUCTION AGREEMENT
                              --------------------

      AGREEMENT dated as of this 1st day of February 1996, (the "Agreement") by and between MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation with offices at 2000 Purchase Street, Purchase, New York 10577-2509 ("MasterCard"), and AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation with offices at 51 West 52 Street, New York, New York 10019 ("ABNH").

      The parties to this Agreement, in consideration of the mutual promises, covenants, and conditions set forth herein, agree as follows:

      1.0  Agreement to Print and Sell Holograms
           and Term of Agreement

           1.1 During the term of the Agreement and any extension thereto, MasterCard, from time to time, may order holograms in accordance with the terms and conditions of this Agreement and ABNH shall produce and sell said holograms to MasterCard in accordance with the terms and conditions of this Agreement.


           1.2 Term This Agreement shall be effective as of the date hereof, and shall remain in effect for a period of five (5) years from such date, unless terminated earlier as provided herein (the "Term"). The Term of this Agreement shall be [*] or (ii) the Agreement is terminated as is otherwise provided herein.


      2.0 Specifications of MasterCard Holograms


           2.1 ABNH shall manufacture holograms for MasterCard in accordance with the specifications agreed upon by the parties hereto from time to time. [*] The specifications for the MasterCard hologram are attached hereto and incorporated herein as Exhibit A. Notwithstanding anything herein to the contrary, all prior approved specifications [*] and all specifications subsequently agreed on by the parties shall be covered by this Agreement and shall remain in effect for all uses designated by MasterCard (including any separate designs which may be approved for credit, debit, ATM, bank, or smart cards or other financial products).


          2.2 Additional or changed specifications with respect to produced holograms may be effected only upon written agreement of the parties hereto.


If additional or changed specifications relate [*] which in all other respects meet the specifications of the Exhibits incorporated herein, then such hologram shall be deemed [*] for the purposes of this Agreement and the [*] by such additional or changed specifications.



* Confidential portion omitted and filed separately with the Commission

If additional or changed specifications relate to matters other than a [*] then such hologram shall be deemed a [*] for the purposes of this Agreement and [*] to ABNH resulting from materials or production or other efficiencies resulting therefrom [*] for the new holograms [*] provided in this Agreement. ABNH shall promptly advise MasterCard if any proposed additional or changed specifications for a new hologram would require an increase in price to MasterCard and the parties shall use good faith efforts to agree promptly on the price for such new hologram. [*] for the new hologram following such good faith efforts, [*] for such new hologram [*] (provided [*] is for production delivery on substantially the same terms and conditions [*]) and ABNH shall [*] upon notification to MasterCard of [*] within 10 days of notification from MasterCard [*] (which notification shall include the terms and conditions of [*]) offered by such [*]. Failure of ABNH to respond within such 10 day period or ABNH response which [*] shall be considered a refusal of [*] to agree [*] and entitle [*] for purposes of [*] production and delivery. For purposes of this Section 2.2, [*] shall have [*] if, after giving effect to [*] hereof, offered by such [*]. Upon the agreement of ABNH and MasterCard to [*] or notification that ABNH [*] so determined shall thereafter constitute [*] of the [*] hologram.



ABNH shall begin the process of implementing any additional or changed specifications for modified or new holograms promptly after MasterCard's agreement thereto. All work in progress at the time of such agreement shall be completed in accordance with the original specifications. The parties shall coordinate their efforts to minimize inventory under discontinued specifications at the time any specifications are changed.


     2.3 ABNH shall inform MasterCard promptly of any new processes, techniques, methods, alternatives or devices for the production, application, or use of holograms that have applicability to payment cards that it develops or obtains the right to employ (unless, prior to the effective date hereof, and only for so long as such a restriction is in effect, ABNH is restricted from such disclosure to MasterCard as a result of any third-party agreement which was entered in connection with third-party development efforts, efforts undertaken by such third-party directly or by ABNH under contract with ABNH, or research and development efforts funded by a third-party), and shall offer to make any such new processes, techniques, methods, alternatives or devices permitted to be disclosed available to MasterCard [*], giving due consideration to differences in specifications required by MasterCard.


     2.4 Subject to Section 2.2, above, during the Term, MasterCard agrees to offer ABNH an opportunity to produce all hologram design changes, modified holograms and new holograms MasterCard desires to use for credit, debit, ATM, bank, and smart cards and other payment products.



* Confidential portion omitted and filed separately with the Commission

All such production and the prices and conditions of sale thereof shall be subject to this Agreement including, without limitation, the Section 3.2 hereof.


          2.5 MasterCard agrees to provide ABNH not less than [*] advance written notification of the effectiveness of any decision (i) to discontinue or abandon any then produced hologram (ii) to adopt any additional or changed hologram specifications and (iii) [*] shall commence production of holograms [*] by its parent or by any subsidiary, and nothing contained in this Agreement shall restrict [*] from taking any of the actions described in Subsections 2.5
(i), 2.5 (ii) or 2.5 (iii), above.


     3.0  Orders


          3.1 Orders for hologram may be placed by MasterCard during the Term of this Agreement in amounts of not less than [*] holograms per order. ABNH agrees to complete all such orders at a rate of delivery to be mutually agreed upon at the time of the order, but in any event, upon MasterCard's request, to deliver holograms at a rate of not less than [*] holograms per [*].



          3.2 During the Term of this Agreement, ABNH agrees that during [*] the Term, ABNH will ship to MasterCard a number of holograms equal to [*] of the total hologram purchases made by MasterCard from ABNH during the [*] periods (each, a "Calculation Period") ending the last day of the preceding [*], respectively, at [*]. If necessary due to a relationship between ABNH and any third party, the provisions of this Section 3.2 shall be modified to benefit MasterCard and ensure compliance with Section 14.3 hereof.



          3.3 MasterCard shall have the right to specify from among those holograms then being produces for MasterCard by ABNH, the allocation of the quantity of holograms to be provided by ABNH to MasterCard [*] pursuant to
Section 3.2 hereof. MasterCard agrees to provide ABNH not less than [*] advance notice of MasterCard's desired allocation. In the event of any such allocation by MasterCard. ABNH may modify the number of holograms to be provided where different holograms are produced [*]. In the event MasterCard does not effect such an allocation, ABNH shall [*] with respect to Section 3.2 by providing MasterCard with holograms in the same proportion as ABNH delivered during the Calculation Period.


          3.4 Subject to the terms herein, during the Term of this Agreement ABNH shall be MasterCard's exclusive supplier of holograms and shall purchase orders for all of its requirements of holograms with ABNH: provided, however, that MasterCard shall have no obligation to place any set quantity of hologram orders except as determined in the sole discretion of MasterCard.

     4.0  Plates and Images


* Confidential portion omitted and filed separately with the Commission

          4.1 ABNH has previously provided MasterCard one (1) Nickel Master Plate of the MICRO GLOBES hologram (plate number 3258) and MasterCard agrees to be completely responsible for the security and storage of this ABNH master plate. The plate has been delivered solely pursuant to Section 2 and is subject to the terms and conditions of the letter agreement dated October 16, 1984 by and between MasterCard and American Bank Note Company (as predecessor to ABNH). ABNH acknowledges and agrees that, at all times, MasterCard shall be the [*] of any plate bearing a MasterCard hologram design. ABNH shall, [*], manufacture and use a new master plate no less frequently than each [*] and shall promptly provide MasterCard with each such master plate. Upon expiration or termination of this Agreement [*] all master plates and any other plates bearing any MasterCard hologram design, [*] any such plate(s) (subject to [*] solely for the purposes of [*] ordered by MasterCard) for any purpose whatsoever without thereby incurring or creating any obligation to pay ABNH or any third party [*].


          4.2 MasterCard hereby grants ABNH a non-exclusive, worldwide, royalty-free license to utilize the MasterCard name and logo incorporated into the MICRO GLOBES hologram and any additional MasterCard approved designs or specifications contemplated herein, including any MasterCard copyrights, trademarks,logos and the like solely to produce the MICRO GLOBES hologram and any additional hologram designs or specifications approved by MasterCard pursuant to Section 2 hereof for the sole purpose of manufacture and sale to MasterCard of holograms under this Agreement. MasterCard shall indemnify ABNH and hold it harmless against any and all damages, losses, claims or demands, including reasonable legal fees, suffered by or made upon ABNH resulting from any alleged infringement of any such copyright, trademark, logo and the like incorporated into the MICRO GLOBES hologram and other MasterCard approved holograms.

     5.0  Prices


          5.1 During the term of this Agreement ABNH shall charge MasterCard the prices for holograms as are set forth below (silver and gold foil). Every [*] the parties agree to meet and discuss prices and supply terms.
However, prices may be adjusted upward only upon the approval of a change in pricing by MasterCard.



     "MICRO GLOBES" holograms -- $[*] per hologram.


          5.2 The price paid for holograms purchased from ABNH by MasterCard pursuant to this Agreement includes all license fees, royalties and other fees, including without limitation, under any ABNH patents covering such holograms.

          5.3 The only additional charges that MasterCard will incur are those for distribution of the holograms, as set forth in section 7.0 of this Agreement.

          5.4 MasterCard and ABNH agree to discuss in good faith any separate one-time or special charges that may result from requests to explore design changes, modified and new hologram



    * Confidential portion omitted and filed separately with the Commission.

specifications in addition to those approved as of the date of this Agreement
[*].


      6.0 Payment


          Orders of holograms that are manufactured and stored by ABNH shall be billed to MasterCard by ABNH when the production of such orders of holograms is completed. Payment shall be due within [*] days after MasterCard receives ABNH's invoice. Each such invoice as well as any other invoice anticipated hereunder shall be payable only if accompanied by appropriate documentation so as to enable MasterCard to understand, substantiate and reconcile charges reflected therein.


      7.0 Storage and Delivery


          7.1 During the Term of this Agreement, ABNH shall store all holograms purchased under this Agreement [*] until such time as they are distributed by ABNH. ABNH shall be responsible to package and ship holograms pursuant to such reasonable instructions as may be provided by MasterCard. Storage of the holograms by ABNH shall be in accordance with the security control procedures set forth in Exhibit B (Hologram Security Procedures) hereto, which Exhibit B is attached hereto and incorporated herein. MasterCard shall reimburse ABNH for distributing holograms at the following rates:



                Number of           Distribution Charge
               Reels Shipped        Per Reel
               -------------        -------------------

               [*]                  [*]
               [*]                  [*]
               [*]                  [*]



In addition, MasterCard shall pay ABNH $[*] per trust receipt it submits.



      ABNH shall invoice MasterCard for distribution charges on a monthly basis, and MasterCard shall pay such invoice as it owes within [*] of receipt of ABNH's invoice describing all shipments and charges.


          7.2 ABNH shall pay the cost of returning defective holograms, as provided in Section of 11.3 below, and the distribution charges and cost of shipping replacements for defective holograms. However, ABNH shall have no obligation to pay any shipping charges in connection with holograms that are returned, but which are not defective, as provided in Section 11.0 below.

      8.0 Insurance

          8.1 ABNH shall maintain in force during the term of this Agreement an insurance policy or policies, naming MasterCard as an additional insured (except MasterCard need not be named

      * Confidential portion omitted and filed separately with Commission additional insured under ABNH's fidelity insurance policy or policies), and shall promptly, upon execution of this Agreement and annually thereafter, provide to MasterCard reasonable evidence thereof, covering losses incurred by MasterCard in connection with all holograms and work in progress, while on the premises of ABNH, from the following risks of loss:


          Risk                     Amount
          [*]



     All of the foregoing insurance may be subject to a deductible amount which shall not exceed [*] per occurrence and ABNH shall remain liable for such deductible amount. In addition, holograms will be insured by ABNH for replacement value against fire, flood, or other destruction or damage. All risks in excess of such insurance coverage, howsoever arising, shall be for the account of MasterCard of the claimant. ABNH shall give MasterCard immediate notice of cancellation of any of said insurance policies: and either such event shall entitle MasterCard to immediately terminate this Agreement.


          8.2 In the event that such insurance becomes unavailable, ABNH shall use its best efforts to provide MasterCard with such alternative risk protection as MasterCard shall reasonably request, taking into account the cost of the insurance that provided the coverage called for herein while it was available; provided, the foregoing shall not affect MasterCard's right to terminate this Agreement due to ABNH's failure or inability to maintain required insurance.

          8.3 ABNH shall notify MasterCard immediately of any loss or occurrence that is covered by this Section 8.0.

     9.0   Limitation of Liability

          Unless and except to the extent covered by the insurance provided pursuant to Section 8.0 hereof, neither party shall be liable to the other for indirect, special or consequential damages, including, without limitation, for loss of business or loss of business opportunity or for any damage other than direct and ordinary. Except for any liability of ABNH pursuant to Section 13.0 hereof, in the event of any loss not covered by the insurance provided pursuant to said Section 8.0 hereof, ABNH's liability shall be limited to the purchase price of lost or damaged holograms. ABNH shall have no liability for any losses or damages incurred by MasterCard after ABNH has properly shipped, pursuant to reasonable instructions from MasterCard, holograms called for in this Agreement.

     10.0  Force Majeure

          In the event either party is unable to fulfill any of its obligations under this Agreement


* Confidential portion omitted and filed separately with the Commission as a result of causes or conditions beyond its reasonable control, such party shall give immediate notice thereof to the other party and such obligation(s) shall be suspended during the continuance of such causes or conditions. Causes or conditions beyond a party's control shall include (whether in its own facilities or in any other facilities affecting the production and delivery of holograms) fires, storms, earthquakes, or any other natural disaster: war, civil wars, riots, or civil commotions; government priorities or allocations or controls; lockouts, strikes or other work stoppages; interference or restraint of public authority (whether lawful or not); explosion or accident; epidemics or quarantine restrictions; or any other cause which it cannot provide against by the exercise of reasonable diligence. Notwithstanding the foregoing, if ABNH is unable to produce any of the holograms which have been ordered by MasterCard by reason of any of the causes listed above, upon the request of MasterCard, ABNH shall make all reasonable efforts to produce such holograms at one of ABNH's other facilities.

     11.0 Quality and Security Procedures

          11.1 Production and quality control procedures shall be in accordance with the provisions of Exhibit C (Production and Quality Control Procedures) attached hereto and incorporated herein.

          11.2 Production and quality control standards shall be in accordance with the provisions of Exhibit A ("MICROGLOBES" Hologram Specifications), and Exhibit D (Foil Quality Specifications), which Exhibit D is attached hereto and incorporated herein. ABNH may change materials or suppliers of materials or services used in holograms provided to MasterCard, provided, however, that ABNH shall remain responsible for compliance with Exhibits, A, B, C, and D hereto shall receive prior approval from MasterCard (which approval shall not be unreasonably withheld).


          11.3 ABNH shall accept the return, and reimburse MasterCard for the full price plus prorated original and return shipping costs of reels of holograms that are defective; provided that ABNH shall have no obligation to accept or reimburse MasterCard for any defective reels of holograms that are not returned within, if shipped within the U.S. or Canada, [*] of shipment by ABNH, or [*] in the event that the holograms were shipped outside of the United States and Canada. The dates of shipment and return shall be the dates on which the holograms were delivered to the carrier by ABNH and the recipient respectively, except that, with respect to holograms shipped to Australia, the date of shipment shall be the date on which the holograms were shipped from the MasterCard hologram storage facility in Australia. A reel of holograms shall be deemed "defective" if more than [*] of all holograms on the reel as returned to ABNH, do not conform to any of the production and quality control standards referenced in Section 11.2 above, or are unusable for any reason that is the fault of ABNH, for example, damage due to defective packing or handling.


          11.4 Security procedures shall be in accordance with the provisions of Exhibit B (Hologram Security Procedures) hereto.

          11.5 ABNH grants to MasterCard the right to have its designated representative inspect ABNH's plant(s), at reasonable intervals during regular business hours with prior notification to ABNH, to verify the adequacy of security procedures and production facilities throughout the process

      * Confidential portion omitted and filed separately with Commission or production, storage, and shipment of holograms.

          11.6 Audits - ABNH shall conduct audits of holograms as detailed below and submit audit reports to MasterCard after each audit:

     (a) ABNH's internal auditors

          [*]

     (b) External auditors - [*]

     (c) MasterCard [*]

     12.0 Confidentiality

          12.1 Each party hereto shall maintain in confidence all confidential and proprietary information disclosed to it by the other party hereunder or under previous agreements between them for the production of holograms, and shall refrain from disclosing, using, practicing, or exploiting such confidential information for its own benefit or for the benefit of any third party. Confidential information shall include, but not be limited to, information included in this Agreement pertaining to ABNH's price for holograms and information contained in Section 14.0 hereof, the Exhibits hereto, any technical information regarding the means of manufacture of holograms and their replication, and any information of any nature which a party shall designate in writing as confidential. Confidential information of MasterCard shall include, but not be limited to, any list of MasterCard card vendors or members, quantities of holograms ordered by MasterCard or by individual card vendors, MasterCard's By-laws and Rules, MasterCard's manuals and guides, and any information of any nature which MasterCard shall designate in writing as confidential.

          12.2 The obligations contained in Section 12.1 hereof shall not apply to any information disclosed or acquired which;

     (a) is known to the recipient thereof prior to its disclosure hereunder; or

     (b) is subsequently received by such recipient from a third party that is under no obligation to refrain from disclosing the same; or


* Confidential portion omitted and filed separately with the Commission

     (c) is or, through no fault of ABNH or MasterCard, as applicable, becomes generally available to the public.

     13.0  Indemnification

          ABNH warrants that the holograms it manufactures for MasterCard shall not infringe any patent rights or other property rights of any third party, except such property rights as may pertain to any MasterCard logo or design and any artwork or other materials provided ABNH by or on behalf of MasterCard and ABNH shall indemnify MasterCard and hold it harmless against any and all damages, losses, claims or demands, including reasonable legal fees, suffered by or made upon MasterCard resulting from any alleged infringement of any such patent rights or other property rights except such property rights as may pertain to any MasterCard logo or design and any artwork or other materials provided ABNH by or on behalf of MasterCard.

     14.0  Warranties

          14.1 ABNH warrants that the insurance coverage of the type set forth in Section 8.0 hereof is and will at all times be at least as great as that provided other credit card hologram customers of ABNH. ABNH further warrants that it shall offer MasterCard the same insurance coverage provided any of ABNH's payment card hologram customers in the event that there is an increase in the customary coverage provided to such customers.

          14.2 ABNH warrants that the storage of MasterCard's holograms is and shall be under conditions as secure as, or more secure than, that provided any other payment card hologram customer of ABNH.


          14.3  [*]


     15.0  Assignment

          Neither this Agreement, nor any of the rights or obligations hereunder, may be assigned without the prior written consent of the other party.

     16.0  Governing Law

          This Agreement shall in all respects be governed, interpreted, and enforced in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws, whose courts sitting in New York County shall have the sole jurisdiction in all claims.

     17.0  Paragraph Headings



    * Confidential portion omitted and filed separately with the Commission

          Paragraph headings are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

     18.0 Notices

          All notices pursuant to this Agreement shall be in writing except as otherwise provided herein. Notices in writing shall be deemed sufficient if mailed by registered or certified mail, first class postage prepaid, return receipt requested, and addressed to the party at the address below or to such other address or in such other manner as either party may designate in a written notice to the other. Notices shall be effective upon receipt.

       MasterCard:  MasterCard International Incorporated
                    2000 Purchase Street
                    Purchase, New York 10577-2509
                    Attention: Senior Vice President, Security
                    With a copy to: General Counsel

       ABNH:        American Bank Note Holographics, Inc.
                    51 West 52 Street
                    New York, NY 10019
                    Attention: Chairman and CEO
                    With a copy to: General Counsel

     19.0 Entire Agreement

          This Agreement and the Exhibits hereto, as well as the letter agreement between MasterCard and American Bank Note Company dated October 16, 1984 and the Addendum to Letter Agreement dated October 17, 1984 (attached hereto as Exhibit E) (except as such letter agreement and addendum is expressly modified hereby and giving effect to the substitution of ABNH for each reference to ABN contained herein), contain the entire agreement between the parties concerning the subject matter hereof and supersede any other prior agreements, whether written or oral. Any amendments or modifications hereto shall be in writing and signed by both parties hereto.

     20.0 Press

          The parties agree to the issuance of a joint press release announcing the execution of a "5 year exclusive purchase and distribution agreement for holograms" and containing such additional information as the parties may agree.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MASTERCARD INTERNATIONAL                  AMERICAN BANK NOTE
INCORPORATED                               HOLOGRAPHICS, INC.


By: /s/ Joel Lisker                        By: /s/ Morris Weissman
    ----------------------                     -----------------------
    JOEL LISKER                                MORRIS WEISSMAN
    SENIOR VICE PRESIDENT                      CHAIRMAN AND
                                               CHIEF EXECUTIVE OFFICER

                                                                    CONFIDENTIAL

                                   EXHIBIT A

                     "MICRO GLOBES" HOLOGRAM SPECIFICATIONS


[*]



* Confidential portion omitted and filed separately with the Commission

                                                                    CONFIDENTIAL

                                   EXHIBIT B

                          HOLOGRAM SECURITY PROCEDURES

     1.0  GENERAL

          The ABNH facility at Huntington Valley, Pennsylvania, has been designated as the point of manufacture, intermediate storage, and distribution of holograms. The ABNH facility at 399 Executive Boulevard, Elmsford, NY may also be utilized as a secondary point of manufacture, intermediate storage and distribution of holograms, subject to MasterCard's inspection and approval of such facility for compliance with Exhibits B and C.

     2.0  PRODUCTION AND STORAGE


          [*]

                                                                    CONFIDENTIAL


                                   EXHIBIT C
                   PRODUCTION AND QUALITY CONTROL PROCEDURES

     1.0  GENERAL

          ABNH throughout the various steps of manufacturing holograms, makes use of sophisticated equipment and trained personnel to achieve a reliable, quality assured product.

     2.0  MATERIAL

          2.1  Purchases
               A purchase order is generated by the following methods:

               The production order sheet giving specific information as to amounts, type of material, etc. authorizes those involved to enter purchase requisitions for the necessary material. The purchase requisition must be signed by the Superintendent of the Department then authorized before it can generate a Purchase Order.

          2.2  Receipt
               Upon receipt, the material, prior to being inventoried, will be inspected for quality under the following criteria:


               [*]


      * Confidential portion omitted and filed separately with Commission

                                                                    CONFIDENTIAL

     3.0 STAMPING (EMBOSSING) DIES

     All dies will be inventoried and drawn from stock on a requisition form. As each die is put on the machine, it will be inspected to determine the optical quality of the hologram and the registration mark. All master plates and dies will be stored in a safe until required for production. Only authorized personnel will have access to the contents of the safe.

     4.0 MANUFACTURING QUALITY ASSURANCE

     During the actual production of holograms, the following steps will be taken to assure quality:




                                      [*]





     5.0 FINISHED ROLL


     Each finished roll of holograms will be labeled and identified with date of manufacture, machine operator number, color, batch number, sequential roll number, and sequential numbering of all holograms [*] .


     6.0 PACKAGING


     The rolls of holograms will be packaged [*] to a carton with each carton containing [*] holograms or in such lesser amounts as agreed upon between the parties hereto. The carton will be labeled with the date of manufacture, quantity, color, and the roll numbers.


     7.0 WASTE DISPOSAL



                                      [*]



* Confidential portion omitted and filed separately with the Commission

                                                                    CONFIDENTIAL

                                   EXHIBIT D

                          FOIL QUALITY SPECIFICATIONS

These specifications, in conjunction with a visual sample control card of maximum acceptable defects, are intended for use with hot stamp application of ABNH MasterCard holographic foil on plastic credit cards. The specifications define the acceptable limits on defects that may arise in foil manufacture and/or hot stamp application.


[*]





      Please refer to the Holographic Tape Quality Control Card for samples of maximum mottle and grain.


      * Confidential portion omitted and filed separately with Commission